Exhibit 31.4

CERTIFICATIONS

I, Victor Ting, certify that:

1.          I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Trio-Tech International, a California corporation.

2.            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:                      October 7, 2009

/s/ VICTOR H. M. TING
Victor H. M. Ting, Chief Financial Officer
and Vice President (Principal Financial Officer)